UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 0-21513
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DXP ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)
_________________________

Registrant’s telephone number, including area code:
(713) 996-4700
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On September 10, 2007 DXP Enterprises, Inc. (“DXP”) entered into a credit agreement (the “Facility”) with Wells Fargo Bank, National Association, as Lead Arranger and Administrative Agent for the Lenders. The Facility consists of a revolving credit facility that provides a $130 million line of credit to the Company.  This new line of credit replaces the Company’s prior credit facility, which was last amended and restated on  May 3, 2007 and consisted of a $50 million revolving credit facility.

The new Facility expires on September 9, 2012.  The Facility contains financial covenants defining various financial measures and levels of these measures with which the company must comply.  Covenant compliance is assessed as of each quarter end.  EBITDA is defined under the Facility for financial covenant purposes as means, without duplication, for any period the consolidated net income (excluding any extraordinary gains or losses) of the Borrower and its Subsidiaries plus, to the extent deducted in calculating consolidated net income, depreciation, amortization, other non-cash items and non-recurring items, Interest Expense, and tax expense for taxes based on income and minus, to the extent added in calculating consolidated net income, any non-cash items and non-recurring items; provided that, if the Borrower or any of its Subsidiaries acquires the Equity Interests or assets of any Person during such period under circumstances permitted under Section 6.15 hereof, EBITDA shall be adjusted to give pro forma effect to such acquisition assuming that such transaction had occurred on the first day of such period and provided further that, if the Borrower or any of its Subsidiaries divests the Equity Interests or assets of any Person during such period under circumstances permitted under this Agreement, EBITDA shall be adjusted to give pro forma effect to such divestiture assuming that such transaction had occurred on the first day of such period.  Add-backs allowed pursuant to Article 11, Regulation S-X, of the Securities Act of 1933 will also be included in the calculation of EBITDA.

The Company’s borrowings and letters of credit outstanding under the Facility at each month-end must be less than an asset test measured as of the same month-end. The asset test is defined under the Facility as the sum of 85% of the Company’s net accounts receivable, 60% of net inventory, and 50% of non real estate property or equipment. The Company’s borrowing and letter of credit capacity under the Facility at any given time is $130 million less borrowings and letters of credit outstanding, subject to the asset test described above.  The asset test for the Facility calculated as of June 30, 2007 was $113.7 million.

The Facility provides the option of interest at LIBOR plus a margin ranging from 0.75% to 1.50% or prime plus a margin of 0.0% to 12.5%.  The initial LIBOR based rate is LIBOR plus 125 basis points.  The initial prime based rate is prime.  Commitment fees of .125 to .25 percent per annum are payable on the portion of the Facility capacity not in use for borrowings or letters of credit at any given time.  Borrowings under the Facility are secured by all of the Company’s accounts receivable, inventory and general intangibles.

The Facility’s principal financial covenants include:

Fixed Charge Coverage Ratio – The Facility requires that the Fixed Charge Coverage Ratio be not less than 1.5 to 1.0 as of each fiscal quarter end, determined on a rolling 4 quarter basis, with “Fixed Charge Coverage Ratio” defined as the ratio of (a) EBITDA for the 12 months ending on such date minus Capital Expenditures for such period (excluding Acquisitions) to (b) Fixed Charges for such 12-month period, determined in each case on a consolidated basis for Borrower and its Subsidiaries.

Leverage Ratio - The Facility requires that the Company’s Leverage Ratio, determined on a rolling four quarter basis, not exceed 3.5 to 1.0 as of each quarter end, stepping down to 3.0 to 1.0 beginning the quarter ending December 31, 2009.  Leverage Ratio is defined as the outstanding Total Funded Debt divided by rolling four quarter EBITDA.  Total Funded Debt is defined under the Facility for financial covenant purposes as: a) all obligations of the Borrower and its subsidiaries for borrowed money including but not limited to senior bank debt, senior notes, and subordinated debt; b) capital leases; c) issued and outstanding letters of credit; and d) contingent obligations for funded indebtedness.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Facility. The above description is qualified in its entirety by reference to the Credit Agreement by and among DXP Enterprises, Inc., as borrower, and Wells Fargo Bank, as Bank, dated as of September 10, 2007, which is filed as Exhibit 10.1 to this current report.

ITEM 1.02  Termination of a Material Definitive Agreement

See the disclosure in Item 1.01 above regarding the Company’s prior credit facility and termination of this prior facility.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On September 10, 2007, the Company completed its acquisition of Precision Industries, Inc.   Pursuant to the terms of a Stock Purchase Agreement, effective as of August 19, 2007 (the “Purchase Agreement”), among the Company and the stockholders (the “Sellers”) of Precision Industries, Inc., the Company acquired all of the issued and outstanding ownership interests of Precision Industries, Inc. from the Sellers for an aggregate purchase price of approximately $106 million in cash.  Five million dollars of the Purchase Price was deposited into an escrow fund to satisfy indemnification obligations of the Sellers under the Purchase Agreement.  The Purchase Price is subject to a post-closing adjustment based on the actual net working capital of Precision as finally determined within a specified period following closing.  The Purchase Agreement provides for earnouts based upon performance metrics in 2008 and 2009.

The Purchase Price paid by the Company in the transaction was financed primarily by borrowings under the Facility described in Item 1.01 of this Form 8-K.

Any financial statements and pro forma financial information that may be required to be filed as exhibits to this Form 8-K will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later than 71 calendar days after the date that this Form 8-K must be filed with the SEC.

ITEM 9.01. Financial Statements and Exhibits

The following exhibits are included herein:

10.1 – Credit Agreement by and among DXP Enterprises, Inc., as Borrower, and Wells Fargo Bank, National Association, as Lead Arranger and Administrative Agent for the Lenders, as Bank, dated as of September 10, 2007.

99.1 – Press Release dated September 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)
By: /s/MAC McCONNELL
           Mac McConnell
Senior Vice-President/Finance and
Chief Financial Officer

Dated:  September 12, 2007